Mannatech Reports Third Quarter End 2020 Financial Results

(FLOWER MOUND, Texas) November 10, 2020 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2020.

Third Quarter End Results

Third quarter net sales for 2020 were $38.0 million, a decrease of $1.7 million, or 4.3%, as compared to $39.7 million in the third quarter of 2019. Income from operations increased to $1.4 million for the third quarter of 2020, from $0.6 million in the same period in 2019.

Net income was $1.6 million, or $0.76 per diluted share, for the third quarter of 2020, as compared to a net loss of $1.5 million, or $0.62 per diluted share, for the third quarter of 2019.

Gross profit as a percentage of sales declined to 75.4% for the three months ended September 30, 2020, as compared to 80.6% for the same period in 2019.

Commission and incentives as a percentage of net sales was 39.7% for the three months ended September 30, 2020, as compared to 42.1% for the same period in the prior year.

For the three months ended September 30, 2020, overall selling and administrative expenses decreased by $2.3 million to $6.6 million, as compared to $9.0 million for the same period in 2019. The decrease in selling and administrative expenses was due to a $1.8 million decrease in payroll costs, a $0.4 million decrease in marketing costs and a $0.1 million decrease in stock-based compensation.

For the three months ended September 30, 2020, other operating costs decreased by $0.1 million, or 2.9%, to $5.1 million, as compared to $5.2 million for the same period in 2019. The decrease in operating costs was primarily due to a $0.4 million decrease in travel and entertainment, which was offset by a $0.3 million increase in consulting fees.

For the three months ended September 30, 2020, provision for taxes was $22,000, compared to the same period in the prior year, which had a $1.6 million provision.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of September 30, 2020 and 2019 were approximately 180,000 and 176,000, respectively. Recruitment increased 13.7% in the third quarter of 2020 as compared to the third quarter of 2019. The number of new independent associate and preferred customer positions in the company’s network for the third quarter of 2020 was approximately 25,388 as compared to 22,321 in 2019.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	September 30, 2020 (unaudited)	December 31, 2019
Cash and cash equivalents	$21,234	$24,762
Restricted cash	943	943
Accounts receivable, net of allowance of $787 and $708 in 2020 and 2019, respectively	144	955
Income tax receivable	825	220
Inventories, net	13,512	10,152
Prepaid expenses and other current assets	2,516	2,239
Deferred commissions	1,729	1,758
Total current assets	40,903	41,029
Property and equipment, net	4,007	5,261
Construction in progress	1,411	865
Long-term restricted cash	4,049	5,295
Other assets	11,712	9,592
Long-term deferred tax assets, net	963	881
Total assets	$63,045	$62,923
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$77	$87
Accounts payable	4,763	3,526
Accrued expenses	7,823	8,209
Commissions and incentives payable	9,807	9,728
Taxes payable	1,080	2,187
Current notes payable	689	739
Deferred revenue	5,034	4,416
Total current liabilities	29,273	28,892
Finance leases, excluding current portion	152	176
Deferred tax liabilities	3	3
Long-term notes payable	—	363
Other long-term liabilities	7,373	6,214
Total liabilities	36,801	35,648

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,089,002 shares outstanding as of September 30, 2020 and 2,742,857 shares issued and 2,381,131 shares outstanding as of December 31, 2019	—	—
Additional paid-in capital	33,765	34,143
Retained earnings (accumulated deficit)	3,908	(690)
Accumulated other comprehensive income	3,350	3,757
Treasury stock, at average cost, 653,855 shares as of September 30, 2020 and 361,726 shares as of December 31, 2019	(14,779)	(9,935)
Total shareholders’ equity	26,244	27,275
Total liabilities and shareholders’ equity	$63,045	$62,923

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$37,966	$39,656	$112,218	$118,340
Cost of sales	9,328	7,711	25,044	23,253
Gross profit	28,638	31,945	87,174	95,087
Operating expenses:
Commissions and incentives	15,089	16,696	45,308	48,190
Selling and administrative expenses	6,639	8,951	20,659	24,908
Depreciation and amortization expense	468	519	1,525	1,564
Other operating costs	5,062	5,214	15,180	16,721
Total operating expenses	27,258	31,380	82,672	91,383
Income from operations	1,380	565	4,502	3,704
Interest income (expense), net	10	(12)	73	(83)
Other income (expense), net	248	(430)	206	554
Income before income taxes	1,638	123	4,781	4,175
Income tax (provision) benefit	(22)	(1,613)	753	(2,991)
Net income (loss)	$1,616	$(1,490)	$5,534	$1,184
Earnings per common share:
Basic	$0.77	$(0.62)	$2.42	$0.50
Diluted	$0.76	$(0.62)	$2.38	$0.47
Weighted-average common shares outstanding:
Basic	2,098	2,391	2,286	2,393
Diluted	2,135	2,391	2,312	2,450

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles third quarter 2020 constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

	September 30, 2020		September 30, 2019	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$38.0	$38.2	$39.7	$(1.5)	(3.8)%
Product	35.7	36.0	38.7	(2.7)	(7.0)%
Pack and associate fees	2.0	1.9	0.7	1.2	171.4%
Other	0.3	0.3	0.3	—	—%
Gross profit	28.6	28.8	31.9	(3.1)	(9.7)%
Income from operations	1.4	1.4	0.6	0.8	133.3%